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                                                                     Exhibit 4.3

                                                                  EXECUTION COPY

                              SUBSIDIARY GUARANTEE

     THIS SUBSIDIARY GUARANTEE, dated as of September 3, 2003 (the "SUBSIDIARY GUARANTEE") and granted by the companies listed on Annex A hereto, together with each other Person which from time to time executes and delivers an instrument of accession substantially in the form attached hereto as Annex B (each a "SUBSIDIARY GUARANTOR" and collectively, the "SUBSIDIARY GUARANTORS"), to each of the purchasers set forth on Schedule A to the Note Purchase and Guarantee Agreement (as defined below), as purchasers (herein, together with their respective successors and assigns duly registered in accordance with Section
13.2 of the Note Purchase and Guarantee Agreement referred to below, the "NOTEHOLDERS") of the U.S.$200,000,000 aggregate principal amount of 3.94% Series A Senior Guaranteed Notes due September 3, 2008 (the "SERIES A NOTES"), U.S.$45,000,000 aggregate principal amount of 4.45% Series B Senior Guaranteed Notes due September 3, 2008 (the "SERIES B NOTES") and U.S.$55,000,000 aggregate principal amount of 4.45% Series C Senior Guaranteed Notes due September 3, 2010 (the "SERIES C NOTES" and, together with the Series A Notes and the Series B Notes, the "NOTES") of Luxottica U.S. Holdings Corp., a corporation incorporated in Delaware (the "COMPANY"), issued pursuant to the separate Note Purchase and Guarantee Agreements, dated September 3, 2003 (herein, as the same may be supplemented or amended from time to time, collectively called the "NOTE PURCHASE AND GUARANTEE AGREEMENT") between the Company, the Parent Guarantor and the Noteholders. Capitalized terms used herein but not otherwise defined herein shall have the meaning assigned thereto in the Note Purchase and Guarantee Agreement.

                              W I T N E S S E T H :

     WHEREAS, it is a condition precedent to the Noteholders entering into the Note Purchase and Guarantee Agreement and purchasing the Notes that each Subsidiary Guarantor executes this Subsidiary Guarantee; and

     WHEREAS, each Subsidiary Guarantor will be receiving a direct corporate benefit as a result of the issuance of the Notes and the application of the proceeds thereof by the Company;

     NOW, THEREFORE, in consideration of the premises, and in order to induce the Noteholders to enter into the Note Purchase and Guarantee Agreement and to purchase the Notes from the Company, each Subsidiary Guarantor agrees as follows:

1.   GUARANTEE.

     1.1 OBLIGATIONS GUARANTEED. In consideration of the Noteholders entering into and performing their obligations under or in connection with the Note Purchase and Guarantee Agreement (a copy of which each Subsidiary Guarantor acknowledges receiving), each Subsidiary Guarantor hereby jointly and severally guarantees, irrevocably, absolutely and unconditionally, the full and prompt payment in the manner specified in the Note

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Purchase and Guarantee Agreement and the Notes of: (1) the principal of, the
Make-Whole Amount and Modified Make-Whole Amount, if any, and interest (including overdue and post-petition) on each of the Notes, as and when due, whether at maturity, by mandatory or optional prepayment, by acceleration or otherwise, and (2) any and all other obligations, indebtedness or liabilities (including reasonable fees and out of pocket expenses) now or hereafter due and payable by the Company to any Noteholder under the Note Purchase and Guarantee Agreement or the Notes, including without limitation, the obligations of the Company under Section 15 of the Note Purchase and Guarantee Agreement, Additional Amounts and liability for breach of covenant or warranty, arising pursuant to or with respect to the Note Purchase and Guarantee Agreement or the Notes.

     1.2 CHARACTER OF SUBSIDIARY GUARANTEE. This Subsidiary Guarantee constitutes a primary obligation of each Subsidiary Guarantor, is not a guarantee of collection and, accordingly, each Subsidiary Guarantor waives any right to require that any action be brought against the Company or any other Person or to require that resort be had to any direct or indirect security. Any Noteholder may, at its option, proceed against any Subsidiary Guarantor in the first instance to collect money or otherwise enforce the Note Purchase and Guarantee Agreement or the Notes, the payment or performance of which is guaranteed hereby, without first proceeding against the Company or any other Person, and without first resorting to any direct or indirect security or to any other remedies, including, by way of example but not of limitation, any right of set-off at the same or at different times, as any Noteholder may deem advisable, and the liability of each Subsidiary Guarantor hereunder shall in no way be affected or impaired by any acceptance by any Noteholder of any direct or indirect security for, or other guarantees of, any indebtedness, liability or obligation of the Company, or by any failure, delay, neglect or omission by any Noteholder to realize upon or protect any such indebtedness, liability or obligation, or any notes or other instruments evidencing the same or any direct or indirect security therefor or by any approval, consent, waiver, or other action taken, or omitted to be taken, by any Noteholder. In the event that any Noteholder is required to repay or return any amount previously paid to any Noteholder, the payment of which amount is guaranteed under the provisions hereof, then, immediately upon such repayment or return, this Subsidiary Guarantee shall be reinstated with respect to such amount, in full force and effect, as though such payment to any Noteholder had not been made.

     1.3 PARTICULAR AGREEMENTS BY SUBSIDIARY GUARANTORS. Each Subsidiary Guarantor hereby agrees that the respective parties to the Note Purchase and Guarantee Agreement from time to time, before or after any default by the Company, with or without any further notice to or assent from any Subsidiary Guarantor may, without in any manner affecting the liability of any Subsidiary Guarantor, to the full extent permitted by law and upon such terms and conditions to which the parties to the Note Purchase and Guarantee Agreement may agree: (1) extend in whole or in part (by renewal or otherwise), modify, change, compromise or release any indebtedness, liability or obligation of the Company under the Note Purchase and Guarantee Agreement or the Notes or of any other Person secondarily or otherwise liable for any indebtedness, liability or obligation of the Company, or waive any default with respect thereto, or waive, modify, amend or change any provision of the Note Purchase and Guarantee Agreement or the Notes; (2) sell, release, surrender, modify, impair, exchange, substitute or extend the duration or the time for the performance or payment of any and all property and rights of any nature and from whomsoever received, held by, or on behalf of, any Noteholder as direct or indirect security for the payment or performance of any indebtedness, liability or obligation of the Company or of any other

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Person secondarily or otherwise liable for any indebtedness, liability or obligation of the Company; and (3) settle, adjust or compromise any claim of any Noteholder against the Company or any other Person secondarily or otherwise liable for any indebtedness, liability or obligation of the Company. Each Subsidiary Guarantor hereby ratifies and confirms any such extension, renewal, change, release, waiver, surrender, exchange, modification, amendment, impairment, substitution, settlement, adjustment or compromise and agrees that the same shall be binding upon such Subsidiary Guarantor, and hereby waives any and all defenses, counterclaims or offsets which such Subsidiary Guarantor might or could have by reason thereof, it being understood that each Subsidiary Guarantor shall at all times be bound by this Subsidiary Guarantee and remain liable to any Noteholder hereunder to the extent that any obligation of the Company to any Noteholder under the Note Purchase and Guarantee Agreement or the Notes, or any obligation of any Subsidiary Guarantor to any Noteholder hereunder, shall remain outstanding.

     1.4 WAIVER BY SUBSIDIARY GUARANTORS. Each Subsidiary Guarantor hereby waives: (1) notice of acceptance of this Subsidiary Guarantee by any Noteholder or of the creation, renewal or accrual of any liability of the Company, present or future, or of the reliance of any Noteholder upon this Subsidiary Guarantee (it being understood that every indebtedness, liability and obligation of the Company to any Noteholder created pursuant to the Note Purchase and Guarantee Agreement or the Notes shall conclusively be presumed to have been created, contracted or incurred in reliance upon the execution of this Subsidiary Guarantee); (2) demand of payment by any Noteholder from the Company or any other Persons indebted in any manner on or for any of the indebtedness, liabilities or obligations hereby guaranteed; and (3) presentment for payment by any Noteholder or any other Person of any instrument of the Company or any other Person, protest thereof, and notice of its dishonor to any party hereto or to any of the other Subsidiary Guarantors.

     1.5 EXPENSES. Each Subsidiary Guarantor agrees to pay and save each Noteholder and any transferee harmless against any liability for the payment of all out-of-pocket expenses reasonably and properly incurred and arising in connection with the transactions contemplated hereby, including (i) all attorneys' fees, costs and expenses of collection incurred in connection therewith and in connection with any controversy or potential controversy and in enforcing its rights and remedies under this Subsidiary Guarantee, (ii) any registration tax incurred in connection with the registration or filing of the Subsidiary Guarantee or any judgment with respect thereto, and (iii) all reasonable document production and duplication charges and the fees and expenses of one special counsel engaged by the Noteholders in connection with any subsequent proposed modification of, or proposed waiver or consent under the Subsidiary Guarantees, whether or not such proposed modification shall be effected, or proposed waiver or consent granted.

     1.6 LIMITATIONS ON SUBSIDIARY GUARANTEES. The obligations of each Subsidiary Guarantor under its Subsidiary Guarantee will be limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such Subsidiary Guarantor under the Subsidiary Guarantee or pursuant to its contribution obligations under the Note Purchase and Guarantee Agreement, will result in the obligations of such Subsidiary Guarantor under the Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law.

2.   CHARACTER OF OBLIGATIONS OF THE SUBSIDIARY GUARANTORS.

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     2.1  IRREVOCABILITY. Except as otherwise provided in this Subsidiary
Guarantee, the Note Purchase and Guarantee Agreement or the Notes, the obligations of each Subsidiary Guarantor under this Subsidiary Guarantee are joint and several, and are irrevocable, absolute, unconditional and continuing under any and all circumstances and no such obligation shall be to any extent or in any way discharged, impaired or otherwise affected, except by performance in full thereof.

     2.2 NO REDUCTION OR DEFENSE. The obligations of each Subsidiary Guarantor under this Subsidiary Guarantee, and the rights of any Noteholder to enforce such obligations by any proceedings, whether by action at law, suit in equity or otherwise, shall not be subject to any reduction, limitation, impairment or termination, whether by reason of any claim of any character whatsoever or otherwise, including, without limitation, claims of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense, set-off, counterclaim, recoupment or termination whatsoever.

     Without limiting the generality of the foregoing, the obligations of each Subsidiary Guarantor shall not be discharged or impaired by:

          (a) any default, failure or delay, willful or otherwise, in the performance of any obligations by the Company;

          (b) any creditors' rights, bankruptcy, receivership or other insolvency proceeding of the Company or any other Subsidiary Guarantor or any merger, consolidation, reorganization, dissolution, liquidation or winding up or change in the corporate constitution or corporate identity or loss of corporate identity of the Company or any other Subsidiary Guarantor;

          (c) impossibility or illegality of performance on the part of the Company under the Note Purchase and Guarantee Agreement or the Notes or any other Subsidiary Guarantor hereunder;

          (d) the invalidity, irregularity or unenforceability of the Notes, the Note Purchase and Guarantee Agreement or any documents referred to therein or herein;

          (e) in respect of the Company or such Subsidiary Guarantor, any change of circumstances, whether or not foreseen or foreseeable, whether or not imputable to the Company or such Subsidiary Guarantor, or other impossibility of performance through fire, explosion, accident, labor disturbance, floods, droughts, embargoes, wars (whether or not declared), civil commotions, acts of God or the public enemy, delays or failure of suppliers or carriers, inability to obtain materials or any other causes affecting performance, or any other force majeure, whether or not beyond the control of the Company or such Subsidiary Guarantor and whether or not of the kind hereinbefore specified;

          (f) any attachment, claim, demand, charge, lien, order, process, encumbrance or any other happening or event or reason, similar or dissimilar to the foregoing, or any withholding or diminution at the source, by reason of any taxes, assessments, expenses, indebtedness, obligations or liabilities of any character, foreseen or unforeseen, and whether or not valid, incurred by or against any Person, corporation or entity, or any claims, demands, charges, liens or encumbrances of any nature, foreseen or unforeseen, incurred by any Person, or against any sums payable under this Subsidiary

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Guarantee, so that such sums would be rendered inadequate or would be unavailable to make the payments herein provided; or

          (g) any order, judgment, decree, ruling or regulation (whether or not valid) of any court of any nation or of any political subdivision thereof or any body, agency, department, official or administrative or regulatory agency of any nation or any political subdivision thereof or any other action, happening, event or reason whatsoever which shall delay, interfere with, hinder or prevent, or in any way adversely affect, the performance by the Company or any Subsidiary Guarantor of any of their respective obligations under or in connection with the Note Purchase and Guarantee Agreement or the Notes.

3. REPRESENTATIONS AND WARRANTIES. Each Subsidiary Guarantor jointly and severally represents and warrants to each Noteholder as of the date hereof as follows:

     3.1 ORGANIZATION; POWER AND AUTHORITY. It is a company or corporation duly organized and validly existing under the laws of its jurisdiction of formation, and is duly qualified as a foreign company or corporation and is in good standing in each jurisdiction in which such qualification is required by applicable law, other than those jurisdictions as to which the failure to be so qualified or validly existing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. It has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts, to execute and deliver this Subsidiary Guarantee and to perform the provisions hereof.

     3.2 AUTHORIZATION, ETC. This Subsidiary Guarantee has been duly authorized by all necessary corporate action, and constitutes a legal, valid and binding obligation of it enforceable against it in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     3.3 COMPLIANCE WITH LAWS, OTHER INSTRUMENTS, ETC. The execution, delivery and performance by such Subsidiary Guarantor of this Subsidiary Guarantee will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of such Subsidiary Guarantor under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which it is bound or by which it or any of its properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to such Subsidiary Guarantor or
(iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to such Subsidiary Guarantor; except, in each case, any such breach, default, conflict, violation or Lien that would not reasonably be expected to have a Material Adverse Effect.

     3.4 GOVERNMENTAL AUTHORIZATIONS, ETC. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by such Subsidiary Guarantor of this Subsidiary Guarantee.

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     3.5  SOLVENCY. Each Subsidiary Guarantor is, and upon execution and delivery of the Subsidiary Guarantee or an Instrument of Accession, as the case may be, will be, a "solvent institution", as said term is used in section 1405(c) of the New York State Insurance Law, whose "obligations are not in default as to principal or interest", as said terms are used in said section 1405(c).

4. ENTIRE AGREEMENT; WAIVERS. Each Subsidiary Guarantor hereby agrees that this instrument contains the entire agreement between the parties and that there is and can be no other oral or written agreement or understanding whereby the provisions of this instrument have been or can be terminated, affected, varied, waived, amended or modified in any manner, unless the same be set forth and consented to in writing by (i) the registered holders of all the Notes in the case of Sections 1, 2, 4 or 11 or (ii) Required Holders in all other cases.

     Any consent given pursuant to this Section 4 by a holder of a Note which has (i) transferred or agreed to transfer all or a portion of its Notes to the Company, the Parent Guarantor, any Subsidiary Guarantor or any Subsidiary and
(ii) provided such consent as a condition to such transfer, shall be valid and binding only upon such holder. Any amendment or waiver which becomes effective only with such consent (and the consents of all other holders of the Notes which were acquired under the same or similar conditions) shall be valid and binding only upon such holder.

5. SUCCESSORS AND ASSIGNS. In respect of the obligations of the Company under the Notes, this Subsidiary Guarantee shall be binding upon and inure to the benefit of the Noteholders (and for this purpose each Subsidiary Guarantor may treat the Person in whose name any Note is registered in the register maintained by the Company as the owner and holder of such Note for all purposes whatsoever and the Subsidiary Guarantor shall not be affected by notice to the contrary). In respect of all other obligations of the Company guaranteed by this Subsidiary Guarantee, this Subsidiary Guarantee shall be binding upon and inure to the benefit of the respective successors and assigns of any Subsidiary Guarantor and of any Noteholder. This Subsidiary Guarantee shall without further consent of each Subsidiary Guarantor, pass to, and may be relied upon and enforced by, any successor or assignee of any Noteholder and any transferee or subsequent registered holder of any Note.

6. JURISDICTION; SERVICE OF PROCESS. Each Subsidiary Guarantor represents and warrants that it is not entitled to immunity from judicial proceedings and agrees that, if judicial proceedings are brought by any Noteholder to enforce any right or remedy under this Subsidiary Guarantee or under any Note, no immunity from such proceedings will be claimed by or on behalf of the Subsidiary Guarantor or with respect to its property. With respect to any such suit, action or proceeding which may be brought by any Noteholder, each Subsidiary Guarantor hereby consents to submit to the non-exclusive jurisdiction of any state or federal court of competent jurisdiction sitting within the area comprising the Southern District of New York on the date of this Subsidiary Guarantee and waives any objection which it may have to the venue of any such suit, action or proceeding in any such court and any claim or defense of inconvenient forum. Each Subsidiary Guarantor has delivered to you a true and correct copy of an instrument by which each Subsidiary Guarantor has irrevocably appointed CT Corporation System, with offices as at the date of this Subsidiary Guarantee at 111 Eighth Avenue, 13th Floor, New York, NY 10011, as its authorized agent upon which process may be served in any such suit, action or proceeding and by which CT Corporation System has accepted such appointment. Each Subsidiary Guarantor will take any and all action, including the execution and filing of all such documents and instruments, as may be necessary to effect and continue the appointment of such agent in full force and effect, or if

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necessary by reason of any fact or condition relating to such agent, to replace such agent (but only after having given notice thereof to each Noteholder). Each Subsidiary Guarantor agrees that service of process upon such agent and written notice of such service given to the relevant Subsidiary Guarantor as provided in
Section 7 shall be deemed in every respect effective service of process upon such Subsidiary Guarantor, as the case may be, in any such suit, action or proceeding in any such court. In making the foregoing appointment and submission to jurisdiction, each Subsidiary Guarantor expressly waives the benefit of any contrary provisions of foreign law. Nothing in this Section 6 shall affect the right of any Noteholder to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against a Subsidiary Guarantor in any court in which the Subsidiary Guarantor, as the case may be, is subject to suit.

7. NOTICES. All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

          (a) if to a Noteholder or its nominee, to such Noteholder or its nominee at the address specified for such communications in Schedule A to the Note Purchase and Guarantee Agreement, or at such other address as such Noteholder or its nominee shall have specified to the Company in writing, or

          (b) if to any Subsidiary Guarantor, to such Subsidiary Guarantor at its address specified in Annex A, or at such other address as a Subsidiary Guarantor shall have specified to the holder of each Note in writing.

Notices under this Section 7 will be deemed given only when actually received.

8. GOVERNING LAW, ETC. This Subsidiary Guarantee shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

9. SUBROGATION. Each Subsidiary Guarantor, irrevocably, unconditionally, until the obligations guaranteed hereunder shall have been indefeasibly paid in full or released, hereby waive all rights any such Subsidiary Guarantor may have to be subrogated to the rights of the Noteholders, and all other remedies that any of them may have against the Company, in respect of which any payment is made hereunder. If any amount shall be paid to any Subsidiary Guarantor on account of any such subrogation rights or other remedy, notwithstanding the waiver thereof, such amount shall be received in trust for the benefit of the Noteholders and shall forthwith be paid to such Noteholders to be credited and applied upon the obligations guaranteed hereby, whether matured or unmatured, in accordance with the terms hereof. Each Subsidiary Guarantor agrees that its respective obligations under this Section 9 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Company is rescinded or must be otherwise restored by any Noteholder, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, all as though such amount had not been paid.

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10.  NO WAIVER. No delay on the part of any Noteholder in exercising any rights hereunder or failure to exercise the same shall operate as a waiver of such rights; no notice to or demand on any Subsidiary Guarantor shall be deemed to be a waiver of the obligation of such Subsidiary Guarantor or of the rights of any Noteholder to take further action without notice or demand as provided herein.

11. WITHHOLDING TAXES. All payments by any Subsidiary Guarantor under this Subsidiary Guarantee will be made by such Subsidiary Guarantor in the lawful currency of the United States of America free and clear of, and without liability or withholding or deduction for or on account of, any present or future Taxes of whatever nature imposed or levied by or on behalf of any jurisdiction other than the United States of America (or any political subdivision or taxing authority of or in such jurisdiction) (hereinafter a "Taxing Jurisdiction"), unless the withholding or deduction of such Tax is compelled by law.

          If any deduction or withholding for any Tax of a Taxing Jurisdiction shall at any time be required in respect of any amounts to be paid by a Subsidiary Guarantor under this Subsidiary Guarantee or the Notes, such Subsidiary Guarantor will pay to the relevant Taxing Jurisdiction the full amount required to be withheld, deducted or otherwise paid and pay such additional amounts as may be necessary in order that the net amounts paid to each holder pursuant to the terms of this Subsidiary Guarantee after such deduction, withholding or payment (including without limitation any required deduction or withholding of Tax on or with respect to such additional amount) (the "Additional Amounts"), shall be not less than the amounts then due and payable under the terms of this Subsidiary Guarantee or the Notes, PROVIDED that no payment of any Additional Amounts shall be required to be made:

          (a) to any holder of a Note not resident in the United States in excess of the amount which a Subsidiary Guarantor would have been obligated to pay if such holder had been resident in the United States for purposes of, and eligible for the benefits of, the double tax treaty (if any) in force at the relevant time between the United States and the Taxing Jurisdiction;

          (b) so long as the Taxing Jurisdiction is Italy, for or on account of any Tax that would not have been imposed but for the existence of any present or former connection between such holder (or between a fiduciary, settler, beneficiary, member of, shareholder of, or possessor of a power over, such holder, if such holder is an estate, trust, partnership or corporation or any Person other than the holder to whom the relevant Notes or any amount payable thereon is attributable for the purposes of such Tax) and the Taxing Jurisdiction, other than the mere holding of the relevant Note or the receipt of payments thereunder or in respect thereof, including without limitation such holder (or such other Person described in the above parenthetical) being or having been a citizen or resident thereof, being or having been engaged in a trade or business therein or having or having had an establishment office, fixed base or branch therein;

          (c) for or on account of any Tax that would not have been imposed but for the delay or failure by such holder (following a written request by a Subsidiary Guarantor) in the filing with the relevant Taxing Jurisdiction or otherwise of Forms (as defined below) that are required to be filed by such holder to avoid or reduce such Taxes; or

          (d)  any combination of clauses (a), (b) or (c) above.

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          By acceptance of any Note, the holder of such Note agrees that it will from time to time with reasonable promptness (x) duly complete and deliver to or as reasonably directed by a Subsidiary Guarantor all such forms, certificates, documents and returns provided to such holder by such Subsidiary Guarantor (collectively "Forms") required to be filed by or on behalf of such holder in order to avoid or reduce any such Tax pursuant to the provisions of an applicable statute, regulation or administrative practice of the relevant Taxing Jurisdiction or of a double tax treaty between the United States and such Taxing Jurisdiction in force at the relevant time and (y) provide any Subsidiary Guarantor with such information with respect to such holder as such Subsidiary Guarantor may reasonably request in order to complete any such Forms; provided, that nothing in this Section 11 shall require any holder to provide information with respect to any such Form or otherwise if in the opinion of such holder such Form or disclosure of information would involve the disclosure of tax return or other information that is confidential or proprietary to such holder and provided further that such request does not (in such holder's reasonable opinion) impose an unreasonable burden (in time, resources or otherwise) on such holder.

          On or before the date of the Closing, each Subsidiary Guarantor will furnish you with copies of the appropriate Form currently required to be filed pursuant to clause (b) of the first paragraph of this Section 11, if any, and in connection with the transfer of any Note each Subsidiary Guarantor will furnish the transferee of such Note with copies of all Forms then required.

          If any payment is made by any Subsidiary Guarantor to or for the account of the holder of any Note after deduction for or on account of any Taxes, and increased payments are made by any Subsidiary Guarantor pursuant to this Section 11, then, if such holder receives or is granted a refund of or remission for such Taxes, and such holder is able to identify the refund of or remission as being attributable to such Taxes with respect to which such payment was made, then such holder shall, to the extent that it can do so without prejudice to the retention of the amount of such refund or remission and without prejudice to the right of such holder to obtain any other relief or allowance which may be available to it, reimburse to such Subsidiary Guarantor, as the case may be, such amount as such holder shall determine, in good faith, as is attributable to the relevant Taxes or deduction or withholding, as will leave such holder, after such reimbursement, in no better or worse position than in which such holder would have been if such payment by the Subsidiary Guarantor had not been required. Nothing herein contained shall interfere with the right of the holder of any Note to arrange its tax affairs in whatever manner it thinks fit and, in particular, no holder of any Note shall be under any obligation to claim relief from its corporate profits or similar tax liability in respect of such Tax in priority to any other claims, reliefs, credits or deductions available to it or (other than as set forth in clause (b) above) oblige any holder of any Note to disclose any information relating to its tax affairs or any computations in respect thereof, or require any holder to account for any indirect taxation benefits arising from the deduction or withholding of any Tax.

          Each Subsidiary Guarantor will furnish the holders of Notes, within 30 days after the date of any payment by such Subsidiary Guarantor of any Tax in respect of any amounts paid under this agreement or the Notes, the original tax receipt issued by the relevant taxation or other authorities involved for all amounts paid as aforesaid (or if such original tax receipt is not available or must legally be kept in the possession of such Subsidiary Guarantor, a duly certified copy of the original tax receipt of any other reasonably satisfactory evidence of payment), together with such other documentary evidence with

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respect to such payments as may be reasonably requested from time to time by any holder of a Note.

          The obligations of each Subsidiary Guarantor under this Section 11 will survive the payment or transfer of any Note and the termination of this Subsidiary Guarantee.

12.  RELEASE OF A SUBSIDIARY GUARANTOR.

          (a) If no Default or Event of Default exists or would exist under the Note Purchase and Guarantee Agreement upon (i) the sale or disposition of all of the shares, interests, rights or other equivalents of corporate stock and any and all warrants, options and rights with respect thereto, including, without limitation, common and preferred stock, partnership interests and other indicia of ownership of a Subsidiary Guarantor by the Parent Guarantor or a Subsidiary of the Parent Guarantor in a transaction constituting an Asset Sale made in compliance with Section 10.8 of the Note Purchase and Guarantee Agreement, or (ii) upon the consolidation or merger of a Subsidiary Guarantor with or into any Person in compliance with
     Section 10.5 of the Note Purchase and Guarantee Agreement (any transaction described in either clause (i) or (ii) above, a "SUBSIDIARY GUARANTOR RELEASE EVENT"), such Subsidiary Guarantor and each Subsidiary of such Subsidiary Guarantor that is also a Subsidiary Guarantor shall be deemed automatically released effective immediately upon consummation of a Subsidiary Guarantor Release Event from all obligations under this Subsidiary Guarantee without any further action required on the part of any Noteholder. Any Subsidiary Guarantor not so released or the entity surviving such Subsidiary Guarantor, as applicable, in compliance with this
     Section 12 shall remain or be liable under its Subsidiary Guarantee as provided in the Note Purchase and Guarantee Agreement.

          (b) Each Noteholder shall deliver an appropriate instrument evidencing the release of a Subsidiary Guarantor under this Section 12 and shall execute any other documents reasonably requested by the Company or such Subsidiary Guarantor.

          (c) Except as set forth in Sections 10.5 and 10.8 of the Note Purchase and Guarantee Agreement and this Section 12, nothing contained in the Note Purchase and Guarantee Agreement or in any of the Notes shall prevent any consolidation or merger of a Subsidiary Guarantor with or into the Parent Guarantor, the Company or another Subsidiary Guarantor or shall prevent any transfer, assignment or conveyance of the property of a Subsidiary Guarantor as an entirety or substantially as an entirety to the Parent Guarantor, the Company or another Subsidiary Guarantor.

13. JUDGMENT CURRENCY INDEMNITY. Any payment on account of an amount that is payable hereunder in Dollars which is made to or for the account of any Noteholder in lawful currency of any other jurisdiction (the "OTHER CURRENCY") whether as a result of any judgment or order or the enforcement thereof or the realization of any security or the liquidation of any Subsidiary Guarantor shall constitute a discharge of such Subsidiary Guarantor's obligation under this Subsidiary Guarantee only to the extent of the amount of Dollars which such holder could purchase in the London foreign exchange markets with the amount of the Other Currency in accordance with normal banking procedures at the rate of exchange prevailing on the first day (other than a Saturday) on which banks in London are generally open for business following receipt of the payment first referred to above. If the amount of Dollars that could be so purchased on such date is less than the amount of Dollars originally due to such holder, such Subsidiary Guarantor shall indemnify and save harmless such holder from and against all loss or damage arising out of or as a result of such deficiency. This indemnity shall constitute an obligation separate and independent from the other obligations contained in this Subsidiary Guarantee, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by any Noteholder from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due hereunder or under any judgment or order.

14. HEADINGS. The descriptive headings of the several Sections of this Subsidiary Guarantee are inserted for convenience only and do not constitute a part of this Subsidiary Guarantee.

15. COUNTERPARTS. This Subsidiary Guarantee may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

16. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties contained herein or made in writing by or on behalf of the Subsidiary Guarantors in connection herewith shall survive the execution and delivery of the Notes and this Subsidiary Guarantee.

17. SEVERABILITY. Any provision of this Subsidiary Guarantee that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

18. DEFINITIONS. Capitalized terms not otherwise defined herein shall have the meaning provided in the Note Purchase and Guarantee Agreement.

                            [signature page follows]

     IN WITNESS WHEREOF each Subsidiary Guarantor has caused this Subsidiary Guarantee to be executed the day and year first above written.

                                       [names of Subsidiary Guarantor]

                                       By:
                                           --------------------------------

                                       Name:

                                       Title:

                                                                         ANNEX A
                                                         TO SUBSIDIARY GUARANTEE


                    NAME AND ADDRESS OF SUBSIDIARY GUARANTOR

SUBSIDIARY GUARANTOR                              ADDRESS
--------------------                              -------
Luxottica S.r.L                                   [  ]

                                                                         ANNEX B
                                                         TO SUBSIDIARY GUARANTEE


                            INSTRUMENT OF ACCESSION

     INSTRUMENT OF ACCESSION dated ________, _____, made by [name of new Subsidiary Guarantor], a company organized under the laws of __________ (the "ACCEDING SUBSIDIARY GUARANTOR") in respect of the Subsidiary Guarantee dated [_______], 2003 (the "SUBSIDIARY GUARANTEE") made from the Subsidiary Guarantors set forth therein to the Noteholders (as defined therein). Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Subsidiary Guarantee.

1. ASSUMPTION. The Acceding Subsidiary Guarantor hereby expressly assumes and agrees, with effect from and after the date hereof, to perform and observe each and every one of the covenants, conditions, obligations, duties and liabilities applicable to a "Subsidiary Guarantor" under the Subsidiary Guarantee, jointly and severally with all other Subsidiary Guarantors under the Subsidiary Guarantee, as if the Acceding Subsidiary Guarantor had been an original party thereto. All references to any Subsidiary Guarantor in the Note Purchase and Guarantee Agreement, the Notes, the Subsidiary Guarantee or any document, instrument or agreement executed and delivered or furnished in connection therewith shall be deemed to be and include references to the Acceding Subsidiary Guarantor.

2.   INFORMATION.

          Address:

          Telephone:

          Facsimile:

3. GOVERNING LAW. This Instrument of Accession shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York.

          IN WITNESS WHEREOF, the Acceding Subsidiary Guarantor has caused this Instrument of Accession to be duly executed and delivered as of the day and year first above written.

          [ACCEDING SUBSIDIARY GUARANTOR]

          By
            -----------------------

          Name:

          Title: